Exhibit 10.3


               NORTEK, INC. and RICHARD L. BREADY
                      EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, effective as of the dates provided below, between NORTEK, INC., a Delaware corporation ("hereinafter called "Employer"), and RICHARD L. BREADY, a resident of Rhode
Island (hereinafter called "Employee").

     Employer desires to assure that it will have the benefit of the continued service and experience of Employee who is the chief executive officer of the Employer and an integral part of its management for a period of time and also seeks to assure itself and Employee of the continuity of management of Employer in the event of any actual or threatened change of control of Employer, and Employee is willing to enter into an agreement to such ends upon the terms and conditions set forth in this Agreement. In consideration of the foregoing and the mutual agreements herein contained, the parties mutually agree as follows:

1.   Employment Period and Duties

     (a) Commencing from January 1, 1998 and ending, unless sooner terminated pursuant to the provisions hereof, five years from said date or on the expiration date of any extension as provided for herein ("hereinafter called the "Employment Period"), Employer shall employ Employee, and Employee shall serve as an employee of Employer.

     (b) During the Employment Period, Employee shall serve as chairman and chief executive officer of Employer, or in such other executive capacity at a similar level of responsibility and with such other duties as the board of directors of Employer and Employee may from time to time mutually determine, and Employee accepts employment on the terms and conditions contained herein and agrees to devote a substantial part of his working time and energies to the business of Employer and to faithfully and diligently perform the customary duties of his office and such other duties, reasonable vacations (of not less than four weeks per year) and time devoted to charitable and community service, and absences due to illness and holidays excepted. Such other duties may include the performance of services for any of Employer's subsidiaries and, without further remuneration (except as otherwise agreed), may also include service as an officer or director of one or more of Employer's subsidiaries. Nothing herein shall prohibit Employee from managing or supervising his personal investments or from devoting attention to his other business interests that do not materially interfere with his obligations to Employer hereunder or compete with Employer or its subsidiaries. In the event that any person ("Person"), as that term is defined or used in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act"), begins a tender or exchange offer, solicits proxies from Employer's security holders or takes other actions to effect a "Change of Control" (as defined in Section 6 hereof), Employee agrees not to voluntarily terminate the Employment Period until such Person has abandoned or terminated such efforts to effect a Change of Control or until a Change of Control has occurred.

     During the Employment Period, Employer shall maintain an appropriately appointed executive office for Employee in Providence, Rhode Island (or at such other location as Employee shall approve) of not less than the size of Employee's current office and associated administrative space from which Employee shall perform his duties and shall provide Employee with executive secretarial and other administrative staff and services suitable to his offices and duties, staffed by persons approved by Employee and with such staff members' salaries and benefits as Employee shall approve.

     (c) The Employment Period shall be extended for an additional year at the end of each year of the Employment Period until such time as Employee or Employer has given written notice to the other that the Employment Period is not to be further extended; such that the Employment Period as so extended shall expire five years after January 1 of the year in which such notice is given.

2.   Compensation

     (a) During the Employment Period, Employee shall receive a basic annual salary of not less than $825,000 subject to increase as hereinafter provided (hereinafter called the "Basic Salary"), payable in equal monthly installments on the 15th day of each month.

     (b) During the Employment Period, Basic Salary shall be increased as of the first day of each calendar year commencing January 1, 1999 based upon percentage increases in the Consumer Price Index (the "CPI") as first published in each year by the Bureau of Labor Statistics of the United States Department of Labor for all items for the nation as a whole as compared with the CPI first published for calendar year 1998. In the event that the CPI for any year shall be lower than the CPI for any prior year, there shall be no reduction in Basic Salary.

     (c) In addition to Basic Salary Employee shall be entitled to receive the following incentive compensation ("Incentive
Compensation"):

          (i) A payment in cash, stock or a combination thereof, as determined by Employee, based upon the performance goal denominated "Earnings Before Taxes" (as hereinafter defined) for each calendar year during the Employment Period determined as follows:

    Earnings Before Taxes            Incentive
    Realized in a Calendar Year      Compensation Payable
    Up to $10,000,000                1% of such amount, plus
    $10,000,000 up to $15,000,000    2% of such amount, plus
    $15,000,000 up to $20,000,000    3% of such amount, plus
    $20,000,000 or more              4% of such amount

     subject to such maximum for any year of two and one-half times Basic Salary for such year. For purposes of this subsection (c), "Earnings Before Taxes" shall mean the consolidated net earnings of Employer and its subsidiary companies before provision for income taxes, domestic (federal, state and municipal) and foreign. Incentive Compensation payable in respect of such goal for a calendar year shall be paid by the 15th day of March of the next year.

          Payments of Incentive Compensation in stock shall be in shares of Employer's common stock or special common stock as determined by the compensation committee of the board of directors of Employer (the "Committee") with such shares valued at fair market value as determined by the Committee.

          (ii) As soon as practicable after the date hereof, Employer shall make a ten-year loan to Employee in the original principal amount of $3,000,000 bearing interest at the applicable federal long-term rate (determined in accordance with Section 1274 of the Internal Revenue Code of 1986, as amended (the "Code")) payable annually in arrears, and repayable annually as of each anniversary of the making of such loan in equal installments of principal of $300,000 plus accrued interest. If this Agreement is approved by
     Employer's shareholders as contemplated by Section 16 hereof, payment of each installment of principal and interest will be deferred until determination of Employer's Operating Earnings for the prior fiscal year. If this Agreement is so approved, and if Employee remains in the employ of Employer on the date an installment is due and if Employer has met the goal of Operating Earnings of $35,000,000 or more for the prior year, such installment and accrued interest shall be forgiven; and all remaining installments and accrued interest shall be forgiven in the event of termination of the Employment Period pursuant to Sections 5, 7 or 8 hereof. Such loan shall be evidenced by a promissory note of Employee in the form of Exhibit 1 hereto, with appropriate insertions. For purposes of this subsection
     (c), "Operating Earnings" shall mean Earnings Before Taxes before provisions for interest income and expense, gain or loss on investments (and marketable securities), gain or loss on businesses sold and before write-up or write-down of assets.

         (iii)  Prior  to payment of Incentive Compensation,  the
     Committee   must   certify  in  writing  that   either   the
     performance  goal  Earnings Before Taxes  or  the  Operating
     Earnings goal has been met.

       (d) Employee shall be eligible to participate in any deferred compensation, supplemental executive retirement, pension or other benefit plan in which executive personnel of Employer are eligible to participate and shall be eligible for discretionary bonuses. In addition, Employee shall be entitled to receive all other benefits or participate in any employee benefit plans generally available to executive personnel of Employer, including without limitation, any hospital, medical, accident, disability, life insurance, and dental coverages, any stock option or savings plans (including, without limitation, the 1997 Equity and Cash Incentive Plan), or any pension or other retirement benefit plans.

     (e) Employer shall promptly reimburse Employee for all business expenses incurred by Employee during the Employment Period; shall promptly pay or reimburse Employee for club and professional association dues, assessments and fees for at least such clubs and associations as Employee was a member of and Employer was making such payments or reimbursements on the date of this Agreement; and shall provide to Employee for his exclusive business and personal use an automobile of his selection, pay all expenses of ownership, operation, repair and maintenance of such vehicle, provide suitable substitute vehicle in the event such automobile is not available for use by Employee for any reason and replace such automobile not less often than biannually with a new vehicle at the option of Employee.

3.   Termination

     (a) if Employee dies, the Employment Period or the "Noncompete Period" (as hereinafter defined) shall end and his employment hereunder shall be deemed to cease as of the date of his death.

     (b) If Employee is incapacitated by accident, sickness, or otherwise so as to render him, for a period of 365 consecutive days, mentally or physically incapable of performing the services required of him under this Agreement and, if requested by Employee, the basis for such incapacity is certified by a licensed physician, Employer, acting through its board of directors, may terminate the Employment Period.

     (c) Employee shall have the right to terminate the Employment Period at any time by written notice to the board of directors of Employer.

     (d) Employer, acting through its board of directors, shall have the right to terminate the Employment Period for "cause" (as hereinafter defined), without further obligation hereunder on the part of Employer or Employee except payment to Employee of amounts earned or accrued hereunder to the date of termination, pursuant to the procedures specified in this Section 3(d); provided that the Employment Period shall not be terminated for cause after a Change of Control or if prior to the finding of the board of directors with respect thereto, the Employment Period shall have terminated for any other reason. For purposes of this Agreement, "cause" shall mean: (i) the willful and continued failure of Employee to perform substantially Employee's material duties pursuant to Section 1(b) hereof (other than any such failure resulting from, or contributed to by, incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Employee by the board of directors which notice is adopted at an in-person meeting of the board of directors called and held for such purpose (after reasonable notice is provided to Employee and Employee is given an opportunity, together with counsel, to be heard before the board of directors) and which notice specifically identifies the manner in which Employee has not substantially performed his material duties, or (ii) because of conviction of Employee of a crime involving theft, embezzlement or fraud against Employer or a civil judgment in which Employer is awarded damages from Employee in respect of a claim of loss of funds through fraud or misappropriation by Employee, which in either case has become final and is not subject to further appeal, continued employment of Employee would be demonstrably injurious to Employer. Performance by Employee of his duties under Section 1(b) hereof shall be presumed to be substantially performed, and any act, or failure or act, based upon authority given pursuant to a resolution duly adopted by the board of directors or any committee of the board of directors or based upon the advice of counsel for Employer (including members of its legal staff) or which has been acquiesced in by the board of directors shall be conclusively presumed to be done, or omitted to be done, by Employee consistent with his obligations under Section 1(b) hereof. Termination of the Employment Period for cause shall not occur unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of all of the members of the board of directors excluding Employee at an in-person meeting of the board of directors called and held for such purpose (after notice of not less than 20 business days is provided to Employee and Employee is given an opportunity, together with counsel, to be heard before the board of directors), finding that, in the good faith opinion of the board of directors, termination for cause is justified based solely on information presented at such meeting.

     (e) Employer, acting through its board of directors, shall have the right to terminate Employee without cause, by written notice to Employee, not less than 20 business days in advance of such termination

     (f) Any amounts due Employee hereunder in the event of termination of the Employment Period shall be considered severance pay in consideration of his past services and in consideration of his continued services from the date hereof, are considered reasonable by Employer and not in the nature of a penalty, shall not be reduced by compensation or income received by Employee from any other employment or other source and shall not be offset by any claims Employer may have against Employee; timely payment of such amounts is further agreed by the parties hereto to be in full satisfaction and compromise of any claims arising out of the performance or nonperformance of this Agreement that either party might have against the other, other than any claims Employee may have under the provisions of Section 11 hereof.

4.   Noncompetition and Confidentiality

     (a) If the Employment Period is terminated by reason of voluntary termination by Employee pursuant to Section 3(c) hereof or by reason of disability of Employee pursuant to Section 3(b) hereof, then Employee agrees that he shall not for a period of five years (the "Noncompete Period") compete with Employer as hereinafter provided, and in consideration of Employee's agreement not to compete during the Noncompete Period, Employer shall pay to Employee a fee, payable in the manner set forth in
Section 2 hereof, at the annual rate of (i) 60 percent of the Basic Salary at the date of such termination, plus (ii) 60 percent of the greater of (a) the average of the Incentive Compensation earned pursuant to Section 2(c)(i) (irrespective of any decision to defer any payment with respect thereto) for the preceding three calendar years under this Agreement (or incentive compensation earned under any prior agreement between Employee and Employer relating to employment of Employee by Employer), or
(b) Incentive Compensation pursuant to Section 2(c)(i) which would have been payable to Employee for the year in which the Noncompete Period begins as if the Employment Period had not terminated. In the event of a Change of Control occurring during the period beginning 12 months prior to the commencement of the Noncompete Period or at any time during the Noncompete Period, Employee may elect to be paid in cash, within ten days after giving notice of such election to Employer, an amount equal to the balance of the fee payable under this Section 4 for the five-year term of the Noncompete Period, with Incentive Compensation for the purpose of such payment to be calculated on the basis of the average of Incentive Compensation earned for the preceding three calendar years under this Agreement (or any such prior agreement).

     In addition, during the Noncompete Period, Employee shall be entitled to participate at the expense of Employer in all employee benefits generally available to executive personnel of Employer or available to him alone immediately prior to termination of the Employment Period, including without limitation, any hospital, accident, disability, life insurance or dental coverages, provided that participation by Employee in any such plan is not prohibited by the terms of any contract with any provider of services under any such plan or prohibited by the Code or the regulations thereunder or by any other applicable legal requirements governing the qualification or administration of such plans. Employer shall maintain an executive office for Employee within Providence, Rhode Island for Employee's use during the term of the Noncompete Period and shall provide Employee with secretarial and other administrative services, all reasonably suitable to his then current needs and consistent with his former offices and duties during the Employment Period.

     Employee's agreement not to compete with Employer during the Noncompete Period shall be limited to prohibiting Employee from owning a greater than 5% equity interest in, serving as a director, officer, employee or partner of, or being a consultant to or co-venturer with any business enterprise or activity that competes in North America with any line of business conducted by Employer or any of its subsidiaries at the termination of the Employment Period and accounting for more than 5% of Employer's gross revenues for its fiscal year ending immediately prior to the year in which the Employment Period ends. During the Noncompete Period, Employee agrees that he will not hire or attempt to hire any person employed by Employer or any of its subsidiaries during the 24 month period prior to the termination of the Employment Period, assist such a hiring by any other person or entity, encourage any such employee to terminate his relationship with Employer (or any such subsidiary) or solicit or encourage any customer or vendor of Employer to terminate its relationship with Employer.

     (b) Employee shall hold in a fiduciary capacity for the benefit of Employer all secret or confidential information, knowledge or data relating to Employer or any of its subsidiaries, and their respective businesses, which shall have been obtained by Employee during Employee's employment by Employer and which shall not be or become public knowledge (other than by acts by Employee or representatives of Employee in violation of this Agreement). After termination of Employee's employment with Employer, Employee shall not, without the prior written consent of Employer or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than Employer and those designated by it.

5.   Severance Pay-Termination by Employer

     If the Employment Period shall terminate by reason of Employer's exercise of its right under Section 3(e) to terminate without cause or in the event Employee elects to terminate the Employment Period for "good reason" (as hereinafter defined), Employer shall thereafter be obligated to pay and Employee shall be entitled to receive as severance pay hereunder, for a period of five years beginning as of the first day following such termination, an amount for each year, payable in the manner set forth in Section 2 hereof, equal to (i) 70 percent of the Basic Salary as of the date of such termination, plus (ii) 70 percent of the greater of (a) the average of the Incentive Compensation earned pursuant to Section 2(c)(i) (irrespective of any decision to defer any payment with respect thereto) for the preceding three calendar years under this Agreement (or incentive compensation earned under any prior agreement between Employee and Employer relating to employment of Employee by Employer), or
(b) Incentive Compensation pursuant to Section 2(c)(i) which would have been payable to Employee for the year in which termination occurs as if the Employment Period had not terminated. If there shall have occurred a Change of Control within the 24 months preceding such a termination of the Employment Period or during the 12 months following such a termination of the Employment Period, Employee may elect to be paid in cash, within ten days after giving notice of such election to Employer, an amount equal to the balance of severance pay to Employee under this Section 5 with Incentive Compensation for the purpose of such payment to be calculated on the basis of the average of the Incentive Compensation earned pursuant to
Section 2(c)(i) for the preceding three calendar years under this Agreement as if the Employment Period had not terminated (or incentive compensation earned under any such prior agreement).

     For purposes of this Agreement, "good reason" shall mean:

          (i)   any  reduction of, or failure to pay,  Employee's
     Basic  Salary  or  Incentive Compensation  as  described  in
     Section 2(a), (b) and (c) hereof;

          (ii) any failure to provide the benefits or payments required by Sections 2(d) and (e), 9, 10, 11 and 12 hereof;

          (iii) assignment to Employee of any duties inconsistent in any respect with his position (including status, offices and tides), authority, duties or responsibilities as contemplated by Section 1(b) above or any other action by Employer which results in a diminution of such position, authority, duties or responsibilities;

          (iv) failure after a Change of Control to comply with and satisfy Section 6(b) hereof;

          (v) relocation of Employer's principal executive offices, or any event that causes Employee to have his principal place of work changed, to any location outside
     Providence, Rhode Island;

          (vi) any requirement by Employer that Employee travel away from his office in the course of his duties significantly more than the number of consecutive days or aggregate days in any calendar year than was required of him prior to the date of this Agreement; and

          (vii) without limiting the generality or effect of the foregoing, any other material breach of this Agreement by Employer or any successor thereto or transferee of substantially all the assets thereof.

For purposes of this agreement, any good faith determination of good reason made by Employee shall be conclusive.

     In the event of such a termination of the Employment Period, Employee shall continue for a period of 60 months after termination of the Employment Period to be covered at the expense of Employer by the same or equivalent hospital, medical, accident, disability and life insurance coverages as he was covered immediately prior to termination of the Employment Period; provided, however, that Employee may elect to be paid in cash, within 15 days after termination of the Employment Period, an amount equal to Employer's cost of providing such coverages during such period.

6.   Change of Control

     (a) For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if and when:

          (i) Employer ceases to be a publicly owned corporation having at least 500 stockholders; or

          (ii)There occurs any event or series of events that would be required to be reported in response to Item 5(f) of
     Schedule 14A of Regulation 14A promulgated under the Exchange Act, in a Form 8-K filed under the Exchange Act or in any other filing by Employer with the Securities and Exchange Commission; or

          (iii) Employer executes an agreement of acquisition, merger, or consolidation which contemplates that after the effective date provided for in the agreement, all or substantially all of the business and/or assets of Employer shall be controlled by another Person; provided, however, for purposes of this clause (iii) that (x) if such an agreement requires as a condition precedent approval by Employer's shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured and, (y) if the voting shareholders of such other Person shall, immediately after such effective date, be substantially the same as the voting shareholders of Employer immediately prior to such effective date, the execution of such agreement shall not, by itself, constitute a "Change of Control"; or

         (iv) Any Person which does not include Employee becomes the beneficial owner, directly or indirectly (either as a result of the acquisition of securities or as the result of an arrangement or understanding, including the holding of proxies, with or among security holders), of securities of Employer representing 25% or more of the votes that could then be cast in an election for members of Employer's board of directors unless within 15 days of being advised that such ownership level has been reached, Employer's board of directors adopts a resolution approving the acquisition of that level of securities ownership by such Person; or

         (v) During any period of 24 consecutive months, commencing after the effective date of this Agreement, individuals who at the beginning of such 24-month period were directors of Employer shall cease to constitute at least a majority of Employer's board of directors, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two thirds of (x) the directors then in office who were directors at the beginning of the 24-month period, or (y) the directors specified in clause (x) plus directors whose election has been so approved by directors specified in clause (x).

     (b) If Employer is at any time before or after a Change of Control merged with or consolidated into or with any other Person (whether or not Employer is the surviving entity), or if substantially all of the assets of Employer are transferred to another Person, the Person resulting from such merger or consolidation, or the acquirer of such assets, shall (by agreement in form and substance satisfactory to Employee)
expressly   assume  the  obligations  of  Employer   under   this
Agreement. In any event, however, the provisions of this Agreement shall be binding upon and inure to the benefit of the Person resulting from such merger or consolidation or the acquirer of such assets, and this Section 6(b) will apply in the event of any subsequent merger or consolidation or transfer of assets. In the event of any such merger, consolidation or sale of assets, nothing contained in this Agreement will detract from or otherwise limit Employee's right to or privilege of participation in any stock option or purchase plan or any bonus, profit sharing, pension, group insurance, hospitalization or other incentive or benefit plan or arrangement which may be or become applicable to executives of the Person from such merger or consolidation or acquiring such assets of Employer. In the event of any such merger, consolidation or sale of assets, references to Employer in this Agreement shall unless the context suggests otherwise be deemed to include the Person resulting from such merger or consolidation or acquiring of such assets of Employer.

7.   Death Benefit

     If the Employment Period or the Noncompete Period shall terminate by reason of Employee's death, his estate or designated beneficiary shall thereafter be entitled to receive from Employer a death benefit (i) in the case of such a termination of the Employment Period, for a period of five years beginning as of the first day following his death, in an amount equal to 60 percent of the Basic Salary as of the date of his death, plus 60 percent of the greater of (a) the average of the Incentive Compensation earned pursuant to Section 2(c)(i) (irrespective of any decision to defer any payment with respect thereto) for the preceding three calendar years under this Agreement (or incentive compensation earned under any prior agreement between Employee and Employer relating to employment of Employee by Employer), or
(b) Incentive Compensation pursuant to Section 2(c)(i) which would be payable to Employee if the Employment Period had not terminated, such death benefit shall be payable in the manner set forth in Section 2 hereof; or (ii) in the case of such a termination of the Noncompete Period, for the remainder of the Noncompete Period, an amount equal to the annual rate of the fee payable to Employee at the date of such termination; such death benefit shall be payable in the manner set forth in Section 2 hereof.

8.   Disability Benefit

     If the Employment Period shall terminate by reason of Employee's physical or mental disability, Employee, or in the event of his death, his estate, shall thereafter be entitled to receive from Employer: (i) for a period of five years commencing from the date of such termination, a disability benefit in an amount equal to 60 percent of the Basic Salary as of the date of such termination, plus 60 percent of the greater of (a) the average of the Incentive Compensation earned pursuant to Section 2(c)(i) (irrespective of any decision to defer any payment with respect thereto) for preceding three calendar years under this Agreement (or incentive compensation earned under any prior agreement between Employee and Employer relating to employment of Employee by Employer), or (b) Incentive Compensation pursuant to
Section 2(c)(i) which would be payable to Employee if the Employment Period had not terminated, payable in the manner set forth in Section 2 hereof; and (ii) for what would have been the duration of the Employment Period without such termination unless Employee should earlier die, Employer will not terminate the Insurance Agreements (as defined in Section 10 hereof).

9.   Deferred Compensation

     Employee may defer receipt of all or any part of the Incentive Compensation pursuant to Section 2(c)(i) otherwise due him under this Agreement in respect of any year of the Employment Period, provided that prior to the end of such year for which such Incentive Compensation would otherwise be payable, Employee notifies Employer of his irrevocable election to so defer such receipt, stating in such notice the period during which such receipt is to be deferred and the period over which such Incentive Compensation is to be paid once such deferral has terminated. Any such deferred Incentive Compensation shall be a general unsecured obligation of Employer to Employee and shall bear interest at the interest rate per annum announced and made effective from time to time by Fleet National Bank (or its successor) as its prime rate (the "Rate") which shall accrue and be paid in equal monthly increments over the period the Incentive Compensation to which it relates is to be paid with the unpaid amount of such Incentive Compensation and unpaid interest to bear interest at the Rate which shall be paid in arrears as each such installment of deferred Incentive Compensation is payable.

10.  Split Dollar Life Insurance.

     Employer and Employee or a trust established by him have entered into the split dollar life insurance agreements listed on
Schedule 1 hereto (the "Insurance Agreements"). In the event of a Change of Control during the Employment Period or the
Noncompete  Period, Employer agrees not to terminate any  of  the
Insurance   Agreements  until  the  Employment  Period   or   the
Noncompete Period, as the case may be, would have terminated, provided that in such event Employer's obligation to pay premiums pursuant to the Insurance Agreements shall be limited to applying the cash value of the policies (including accumulated dividends and the value of any paid-up additions) to premium payments. If in such event such cash value is insufficient to pay all required premiums, Employer shall consult with Employee and apply cash value to payment of premiums as directed by Employee. As to policies where such premiums are not to be paid by the application of cash value, at the election of Employee Employer will either permit Employee to pay premiums to the extent not paid from the application of cash value or transfer such policies to Employee, conditioned upon Employee's executing any additional instruments reasonably necessary to preserve Employer's rights under the Insurance Agreements.

11.  Gross-up Payment

     In the event that it is determined that any payment or benefit provided by Employer to or for the benefit of Employee, either under this Agreement or otherwise, will be subject to the excise tax imposed by section 4999 of the Code or any successor provision ("section 4999"), Employer will, prior to the date on which any amount of the excise tax must be paid or withheld, make an additional lump-sum payment (the "gross-up payment") to Employee. The gross-up payment will be sufficient, after giving effect to all federal, state and other taxes and charges
(including interest and penalties, if any) with respect to the gross-up payment, to make Employee whole for all taxes (including withholding taxes) and any associated interest and penalties, imposed under or as a result of section 4999.

     Determinations under this Section 11 will be made by Arthur Anderson LLP unless Employee has reasonable objections to the use of that firm, in which case the determinations will be made by a comparable firm chosen by Employee after consultation with Employer (the firm making the determinations to be referred to as the "Firm"). The determinations of the Firm will be binding upon Employer and Employee except as the determinations are established in resolution (including by settlement) of a controversy with the Internal Revenue Service to have been incorrect. All fees and expenses of the Firm will be paid by Employer.

     If the Internal Revenue Service asserts a claim that, if successful, would require Employer to make a gross-up payment or an additional gross-up payment, Employer and Employee will cooperate fully in resolving the controversy with the Internal Revenue Service. Employer will make or advance such gross-up payments as are necessary to prevent Employee from having to bear the cost of payments made to the Internal Revenue Service in the course of, or as a result of, the controversy. The Firm will determine the amount of such gross-up payments or advances and will determine after resolution of the controversy whether any advances must be returned by Employee to Employer. Employer will bear all expenses of the controversy and will gross Employee up for any additional taxes that may be imposed upon Employee as a result of its payment of such expenses.

12.  Indemnification

     Anything in this Agreement to the contrary notwithstanding, Employer agrees to pay all costs and expenses incurred by Employee in connection with the enforcement of this Agreement and will indemnify and hold harmless Employee from and against any damages, liabilities and expenses (including without limitation fees and expenses of counsel) incurred by Employee in connection with any litigation or threatened litigation, including any regulatory proceedings, arising out of the making, performance or enforcement of this Agreement or termination of the Employment Period.

13.  Notices

     All notices or other Communications given hereunder shall be in writing and shall be deemed to have been duly given if mailed by certified mail or hand delivered, if to Employer, at 50 Kennedy Plaza, Providence, Rhode Island 02903-2360, or at such other address as Employer shall have furnished to Employee in writing, or if to Employee, at 166 President Avenue, Providence, Rhode Island 02906, or at such other address as Employee shall have furnished to Employer in writing.

14.  Governing Law

     This Agreement shall be governed by the laws of the State of Rhode Island and Providence Plantations.

15.  Severability

     The provisions of this Agreement are severable, and in the event that any one or more paragraphs are deemed illegal or unenforceable, the remaining paragraphs shall remain in full force and effect.

16.  Shareholder Approval/Prior Agreements

     This Agreement shall be submitted to Employer's shareholders for approval at Employer's next annual meeting of shareholders occurring after the date hereof. In the event this Agreement is so approved by Employer's shareholders, this Agreement together with the employment agreement dated as of January 1, 1984 between Employer and Employee, as amended (the "1984 Agreement), will constitute the entire agreement between Employee and Employer, and as of January 1, 1998 this Agreement will supersede all prior negotiations and written or oral agreements with respect to the full time employment of Employee by Employer, except that no rights arising under the 1984 Agreement prior to January 1, 1998, including without limitation the right of Employee to incentive compensation or other compensation or benefits under the 1984 Agreement, shall be affected hereby. In the event this Agreement is not so approved, the 1984 Agreement shall continue in effect. No changes, alterations or modifications hereof may be made, except by a writing signed by each of the parties hereto.

17.  Assignment

     This agreement is personal to Employee and without the prior written consent of Employer shall not be assignable by Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Employer's legal representative. This Agreement shall inure to the benefit of and be binding upon Employer and its successors and assigns.

18.  Counterparts

     This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of February 26, 1997.

ATTEST:                            NORTEK, INC.

/s/Kevin W. Donnelly               /s/Richard J. Harris
--------------------               --------------------
Secretary                          Richard J. Harris
                                   Vice President and Treasurer

WITNESS:

/s/William I. Kelly                /s/Richard L. Bready
-------------------                --------------------
                                   Richard L. Bready, Employee

                                               Exhibit 1

                             NOTE

                                         February __, 1997

     FOR VALUE RECEIVED, the undersigned Richard L. Bready ("Bready"), hereby promises to pay Nortek, Inc., a Delaware corporation (the "Lender"), on or before February __ 2007, THREE MILLION DOLLARS ($3,000,000), with interest accruing daily from the date hereof on the aggregate principal amount of such loan from time to time unpaid at the applicable federal long-term rate (determined in accordance with Section 1274 of the Internal Revenue Code of 1986) in effect on such day (the "Rate"), such interest to be payable annually in arrears on the date provided below for prepayments of principal or upon maturity or prepayment in full hereof. Bready also promises to pay interest at the Rate on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest. Interest shall be computed on the basis of a 365-day year.

     On the last business day of February in each year from 1998 through 2007 inclusive, Bready shall prepay, without premium, the lesser of $300,000 of principal of this Note or the aggregate amount of principal of this Note then outstanding; provided, however, that the aggregate unpaid principal of the loan represented by this Note, plus accrued interest thereon, shall, without the requirement of any action on the part of the Lender, become immediately due and payable if Bready shall: (i) commence a voluntary case under Title 11 of the United States Code or any successor statute (the "Bankruptcy Code") or authorize the commencement of such a voluntary case; (ii) have filed against him a petition commencing an involuntary case under the Bankruptcy Code which shall not have been dismissed within 60 days after the date on which such petition is filed; (iii) file an answer or other pleading in an involuntary case under the Bankruptcy Code admitting or failing to deny the material allegations of the petition commencing such involuntary case, or seeking, consenting to or acquiescing in the relief requested by such petition; (iv) have entered against him an order for relief in any involuntary case commenced under the Bankruptcy Code; (v) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief; (vi) have entered against him an order by a court of competent jurisdiction (a) finding him to be bankrupt or insolvent, (b) ordering or approving any modification or alteration of the rights of his creditors or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of his property; or (vii) make an assignment for the benefit of, or enter into a composition with, his creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all of his property. The principal of this Note may be prepaid in whole or in part without premium.

     Payments hereunder shall be made to the Lender at its principal offices at 50 Kennedy Plaza, Providence, Rhode Island
02903, or at such other location as the Lender shall have from time to time designated to Bready in writing.

     The parties hereto, including Bready and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assent to extensions of time of payment, forbearance or other indulgence without notice.

     Bready agrees to pay all costs and expenses incurred by Lender in connection with the enforcement of this Note and will indemnify and hold harmless Lender from and against any damages, liabilities and expenses (including without limitation fees and expenses of counsel) incurred by Lender in connection with any litigation or threatened litigation, including any regulatory proceedings, arising out of the making, performance or enforcement of this Note.

     This Note shall be governed by and construed in accordance with the laws of the State of Rhode Island and Providence
Plantations.

WITNESS:

_____________________________      ______________________________
                                   Richard L. Bready


                                                Schedule 1


      SPLIT DOLLAR AGREEMENTS BENEFITING RICHARD L. BREADY

          Agreement                 Policies Covered by
                                         Agreement

                                    New York Life
                                      Policy No.      Face Amount
                                    -------------     -----------
Split Dollar Agreement dated as  of  45  954  985}    $15,000,000
December  20,  1996 between  Nortek  45  954  942}       Combined
and  Douglass  N.  Ellis,  Jr.,  as
trustee  of The Richard  L.  Bready
1996 Irrevocable Trust

Confirmatory Split Dollar Agreement   37  324  765    $   150,000
No. 1 dated as of December 31, 1996   37  367  086    $    97,000
between   Nortek  and  Richard   L.   37  679  014    $ 2,000,000
Bready

Confirmatory Split Dollar Agreement   38  977  829    $ 1,200,000
No. 2 dated as of December 31, 1996
between   Nortek  and  Richard   L.
Bready